Exhibit 99.1

             Quovadx Reports Second Quarter 2006 Financial Results


    GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--July 27, 2006--Quovadx, Inc. (NASDAQ: QVDX), a global software and services company, today announced financial results for the second fiscal quarter ended June 30, 2006.

    Financial highlights for the second quarter of 2006 included:

    -- Revenue of $20.7 million, up from $20.5 million in the second quarter of 2005;

    -- Gross margin of 59 percent, up from 56 percent in the second quarter of 2005;

    -- Net loss of $1.3 million, or $0.03 per diluted share, compared to net loss of $90,000, or $0.00 per diluted share, in the second quarter of 2005. Net loss in the second quarter of 2006 included $0.5 million, or $0.01 per diluted share, of FAS 123(R) stock compensation expense. Net loss in the second quarter of 2005 included a reimbursement receivable from the Company's insurance carriers for legal fees incurred in 2004 and 2005 of $0.9 million, or $0.02 per share;

    -- Earnings before interest, taxes, depreciation and amortization (EBITDA) of $1.5 million, down from $2.8 million in the second quarter of 2005;

    -- Cash used in operations of $2.8 million, compared to cash provided by operations of $0.9 million in the second quarter of 2005. Cash used in operations in the second quarter of 2006 included a $3.0 million cash payment related to a previously announced settlement agreement in a class action lawsuit under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 captioned Heller v. Quovadx, Inc., et al;

    -- Total cash, cash equivalents, investments and restricted cash at June 30, 2006, of $29.3 million, up from $27.7 million a year ago; and

    -- Days sales outstanding, or DSO, of 60 days, down from 61 days a year ago.

    "In the second quarter, we continued to execute on targeted growth initiatives," said Harvey A. Wagner, president and chief executive officer, Quovadx. "We added new customers, signed new partner agreements and invested selectively in product development in all three divisions. Despite longer-than-expected sales cycles, we continue to see growing demand for new products and a strong renewal rate on existing agreements across all of our businesses. "

    Business Division Highlights

    Integration Solutions Division (ISD)

    ISD provides clinical and financial interoperability solutions for hospitals, government entities, health plans and healthcare communities, designed to improve business process efficiency and leverage existing technology infrastructure.
    ISD highlights for the second quarter of 2006 included the following agreements:

    -- Sales to new customers Oktibbeha County Hospital in Starkville, MS, a new Cloverleaf(R) Integration Suite customer, and xwave, a leading Canadian provider of healthcare solutions such as the CMS ASP, a Clinical Management System
        (CMS) offered in an application service provider (ASP) format. xwave purchased the newly introduced QUOVADX MD Office Gateway Clinical Interoperability solution.

    -- Sales to existing customers and channel partners, both domestically and abroad, such as:

        -- Regional West Medical Center in Nebraska. Regional West purchased the QUOVADX Cash Accelerator product and services as part of a new QUOVADX Financial Interoperability solution that will be built on the organization's existing Cloverleaf(R) implementation;

        -- sales to 30 new hospital and healthcare organizations as a result of the ongoing distributor relationship with Per Se Technologies to resell the Cloverleaf(R) Integration Suite with its ORSOS Once-Call resource management system;

        -- additional sales to established partners QuadraMed and Stinger Medical in the U.S., and internationally to OCS and E.Novation Lifeline Networks for internal use and distribution to end customers, and;

        -- early in the third quarter, an agreement with ISD's largest client, the Medical University of South Carolina, to continue performance under the same terms and conditions of the current contract through December 31, 2006.

    -- The renewal of existing OEM agreements with two of the world's largest healthcare IT vendors.

    -- New international partnership agreements with Braeven Solutions, a South Africa-based strategic sourcing and business development organization, and the Capita Group, a leading business process outsourcing (BPO) and professional services company in the United Kingdom.

    -- Product enhancements, including a scheduled maintenance and update release of Cloverleaf(R) Integration Suite 5.4, adding additional support for complex XML processing and the NCPDP standard to enable e-Prescribing, and the general availability release of the Intelligent Health Broker 2.0, which extends support for Web-based standards.

    CareScience Division

    The CareScience division provides care management services and analytical solutions to hospitals and health systems.
    CareScience highlights for the second quarter of 2006 included the following agreements:

    --  Sales to new customers and new partner agreements such as:

        -- an agreement with HealthPartners, a large consumer-governed, non-profit care delivery and health plan organization to use CareScience(TM) technology and consultation services to create, guide, measure and adjust preventive guidelines that impact its wellness programs and disease management initiatives;

        -- an agreement with Centura Health, a 12-hospital system based in Colorado to leverage CareScience(TM) Professional Services to assess and recommend methods to automate the collection of publicly reported quality measurements, and;

        -- a new partnership agreement with Expert-24, a provider of knowledge automation, decision support and quality management solutions, to provide software and services to augment capabilities in the CareScience(TM) Standards of Care solution.

    -- Additional sales, multi-year renewals and contract expansions to existing customers Temple University Health System and Ascension Health.

    -- Ongoing product enhancements, including the addition of newly released reporting requirements from the Centers for Medicare and Medicaid (CMS) Surgical Care Improvement Project (SCIP) into its CareScience Standards of Care solution.

    Rogue Wave Software Division

    The Rogue Wave Software division specializes in high-performance development tools, frameworks and software libraries for the professional developer.
    Rogue Wave Software highlights for the second quarter of 2006 included the following:

    --  Increased sales and renewed agreements for Rogue Wave (R)
        SourcePro(R) C++ Suite to new and existing independent software vendors and enterprise customers in the telecommunications, financial services and healthcare markets in both the US and abroad.

    -- A term expansion and extension of a partner agreement with Trinity Systems, a software development firm focused in the telecommunications industry, to distribute Rogue Wave(R) Hydra in conjunction with the Rogue Wave(R) SourcePro(R) Suite - marking the first reseller agreement for the Rogue Wave Hydra product line.

    -- A new partner agreement with SafeMed, a developer of intelligent, multi-dimensional point-of-care decision support systems to use the Rogue Wave HydraAgent Runtime, the core component of the Rogue Wave(R) Hydra Suite for SOA, in the development of its nDPharma product suite.

    -- The general availability of Rogue Wave(R) HydraSDO(TM) for XML, the first HydraData component within the Rogue Wave Hydra Suite.

    Summary

    "We continue to make progress in positioning the Company for growth," Wagner concluded. "While it is taking time for our growth initiatives to take hold, we remain focused on executing on our long-term growth objectives and delivering sustainable growth in revenue, cash and profits. We will continue to invest selectively in targeted growth initiatives as we go forward."

    Conference Call

    Quovadx will host a conference call today, July 27, 2006, at 3:00 p.m. MT/5:00 p.m. ET, which will broadcast live over the Internet. Please visit the "Investors" section of the Company's Web site at http://www.investors.quovadx.com and click on the Investor Events page. For those who cannot access the live broadcast, a replay of the presentation will be archived on the Web cast and Presentation page of the Investor Relations section of the Company's Web site. In addition, an audio replay of the call will be available through August 4, 2006, by calling toll-free at 888-286-8010 and entering pass code 13436371.

    Non-GAAP Financial Measures

    This press release contains "non-GAAP financial measure(s)" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended, including EBITDA on a consolidated basis and for each division for the quarters ended June 30, 2006 and 2005, and DSO on June 30, 2006 and 2005. These "non-GAAP" measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with Generally Accepted Accounting Principles in the United States ("GAAP").

    -- Reconciliations of EBITDA for the three and six months ended June 30, 2006 and 2005, as compared to the most directly similar GAAP financial measures, are presented in the EBITDA reconciliation table at the end of the press release.

    -- DSO is calculated as: net outstanding accounts and unbilled receivables at the end of the quarter divided by total revenue for the quarter, multiplied by 90.

    The Company believes these measures provide useful information to management and to investors.

    About Quovadx, Inc.

    Quovadx (Nasdaq: QVDX) offers software and services for system development, extension, integration and analysis to enterprise customers worldwide. Quovadx has three divisions, including the Integration Solutions division (ISD), which offers private and public healthcare organizations software infrastructure to facilitate system interoperability and leverage existing technology, the CareScience division, which provides care management and analytical solutions to hospitals and health systems, and the Rogue Wave Software division, which provides software and services for enterprise-class application development. Quovadx serves companies in the healthcare, financial services, telecommunication and public sectors. For more information, please visit http://www.quovadx.com.
    CARESCIENCE, HYDRASDO and QUOVADX are trademarks, and CLOVERLEAF, ROGUE WAVE and SOURCEPRO are registered trademarks, of Quovadx, Inc. All other company and product names mentioned may be trademarks of the companies with which they are associated.

    Cautionary Statement

    Certain forward-looking statements are included in this release, including statements relating to Company goals, growth strategy and future business opportunities. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect Quovadx management's current expectations regarding future events and operating performance and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may limit the Company's ability to fulfill its goals of accelerating revenue growth, investing in targeted growth initiatives and delivering sustainable growth in revenue, cash and profits within expected timeframes include: the ability of Quovadx's business divisions to execute growth strategies; increased market competition; market acceptance of and demand for existing products; market acceptance and demand for new solutions in the process of being introduced, including Rogue Wave(R) Hydra, CareScience(TM) Standards of Care and ISD's Intelligent Health Broker and related interoperability solutions; the Company's ability to replace revenue from an expected contract termination (MUSC); longer-than-expected sales cycles; technology adoption within the healthcare sector; the speed at which communities adopt and fund electronic health and medical records, computerized physician order entry systems, national provider ID initiatives and community-based health information exchange initiatives; the speed at which healthcare providers, payers and communities adopt and fund pay-for-performance initiatives; the rate at which software developers move away from C++ applications in favor of Java or other program-language applications; the Company's ability to successfully execute marketing plans and programs; the Company's success in maintaining and expanding current relationships, winning new customers and growing internationally; the Company's success with its partnership and channel-sales marketing strategy; the Company's ability to hit the market window for new technologies and solutions; the full impact of the ongoing SEC investigation and remaining class action litigation; the Company's ability to manage and mitigate the liability it faces under privacy and security laws, regulations and contract requirements; and other risks. A full discussion of known risks and uncertainties is included in the Company's annual and quarterly filings with the SEC, copies of which are available without charge from the Company. These filings are also available electronically through a link from the Quovadx Investor Relations Web page or from the SEC Web site at www.sec.gov under "Quovadx, Inc." If any of the events described in those filings were to occur, either alone or in combination, it is likely that the Company's ability to reach the results described in the forward-looking statements could be impaired and the Company's stock price could be adversely affected. Quovadx does not undertake any obligation to update or correct any forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.


Quovadx, Inc.
Condensed Consolidated Balance Sheets
(in thousands)



                                    June 30, 2006    December 31, 2005
                                   -----------------------------------
                                     (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents              $13,923           $17,806
  Short-term investments                  15,225            14,850
  Accounts receivable, net                12,726            14,122
  Unbilled accounts receivable             1,083               720
  Prepaid and other                        2,012             1,771
                                   -----------------------------------
Total current assets                      44,969            49,269

  Property and equipment, net              4,226             3,220
  Software, net                            6,899             7,409
  Other intangible assets,net             11,943            13,862
  Goodwill                                46,724            46,724
  Restricted cash                            134               175
  Other assets                               362               484
                                   -----------------------------------
Total assets                            $115,257          $121,143
                                   ===================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                        $2,772            $3,383
  Accrued liabilities                     12,812            11,175
  Deferred revenue                        17,799            17,601
                                   -----------------------------------
Total current liabilities                 33,383            32,159

Long-term liabilities                        695               797
                                   -----------------------------------

Total liabilities                         34,078            32,956

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value,
   5,000,000 shares authorized; no
   shares issued and outstanding               -                 -
  Common stock, $.01 par value;
   100,000,000 authorized and
   42,181,242 and 41,641,606 shares
   issued and outstanding,
   respectively                              422               416
  Accumulated other comprehensive
   income (loss)                             610              (199)
  Additional paid-in capital             273,513           272,260
  Accumulated deficit                   (193,366)         (184,290)
                                   -----------------------------------
Total stockholders' equity                81,179            88,187
                                   -----------------------------------
Total liabilities and stockholders'
 equity                                 $115,257          $121,143
                                   ===================================



Quovadx, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

                                        Three Months    Six Months
                                           Ended           Ended
                                          June 30,        June 30,
                                      --------------- ----------------
                                         2006   2005     2006    2005
                                      --------------- ----------------

Revenue:
 Software licenses                     $8,022 $7,089  $15,050 $14,074
 Professional services                  2,715  3,447    5,660   7,086
 Recurring services                     9,972  9,963   20,376  20,115
                                      --------------- ----------------
   Total revenue                       20,709 20,499   41,086  41,275

Cost of revenue:
 Software licenses                      2,049  2,229    3,936   4,420
 Professional services                  1,676  2,666    3,482   5,133
 Recurring services                     4,842  4,117    9,904   8,787
                                      --------------- ----------------
   Total cost of revenue                8,567  9,012   17,322  18,340
                                      --------------- ----------------

      Gross profit                     12,142 11,487   23,764  22,935
                                      --------------- ----------------

Operating expenses:
 Sales and marketing                    5,433  4,038   10,250   8,420
 General and administrative             4,416  3,504   15,957   8,229
 Research and development               2,648  3,137    5,051   6,107
 Amortization of acquired intangibles     956    963    1,919   1,925
                                      --------------- ----------------
   Total operating expenses            13,453 11,642   33,177  24,681
                                      --------------- ----------------
Loss from operations                   (1,311)  (155)  (9,413) (1,746)

 Other income (expense), net              (92)   (54)    (101)     96
 Interest income, net                     230    199      622     204
                                      --------------- ----------------
Loss before income taxes and
 cumulative effect of accounting
 change                                (1,173)   (10)  (8,892) (1,446)
  Income tax expense                      137     80      195     153
                                      --------------- ----------------
Loss before cumulative effect of
 accounting change                     (1,310)   (90)  (9,087) (1,599)
  Cumulative effect of accounting
   change                                   -      -       11       -
                                      --------------- ----------------
Net loss                              $(1,310)  $(90) $(9,076)$(1,599)
                                      =============== ================

Net loss before cumulative effect of
 accounting change per common share -
 basic and diluted                     $(0.03)$(0.00)  $(0.22) $(0.04)
  Cumulative effect of accounting
   change                                   -      -     0.00       -
                                      --------------- ----------------
Net loss per common share - basic and
 diluted                               $(0.03)$(0.00)  $(0.22) $(0.04)
                                      =============== ================

Weighted average common shares
 outstanding                           41,550 40,834   41,498  40,691
                                      =============== ================



Quovadx, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

                                     Three Months       Six Months
                                         Ended             Ended
                                       June 30,          June 30,
                                   ----------------- -----------------
                                    2006     2005     2006     2005
                                   ----------------- -----------------
Cash flows from operating
 activities
Net loss                           $(1,310)    $(90) $(9,076) $(1,599)
Adjustments to reconcile net loss
 to net cash provided by operating
 activities:
  Depreciation and amortization      1,978    2,071    3,764    4,019
  Amortization of acquired
   intangibles                         956      962    1,919    1,925
  Stock based compensation             535       97    1,022      179
  Provision (recovery) for losses
   on accounts receivable              (29)    (212)      30     (310)
  Change in assets and liabilities:
  Accounts receivable                 (100)     530    1,550    1,394
  Unbilled accounts receivable         162      222     (363)     239
  Prepaid and other                    131       29       13     (516)
  Accounts payable                  (1,867)  (1,821)    (620)  (1,360)
  Accrued liabilities               (3,030)     (83)   1,476      180
  Deferred revenue                    (238)    (817)      22     (934)
                                   ----------------- -------- --------
         Net cash provided by (used
          in) operating activities  (2,812)     888     (263)   3,217
                                   ----------------- -------- --------

Cash flows from investing
 activities
  Purchase of property and
   equipment                          (596)     (79)  (2,097)    (506)
  Capitalized software              (1,124)    (183)  (2,209)    (299)
  Purchases of short-term
   investments                      (9,326)     (75) (30,471)    (100)
  Sales of short-term investments   11,263        -   30,095        -
                                   ----------------- -------- --------
         Net cash provided by (used
          in) investing activities     217     (337)  (4,682)    (905)
                                   ----------------- -------- --------

Cash flows from financing
 activities
  Proceeds from issuance of common
   stock                               229      556      258      655
                                   ----------------- -------- --------
         Net cash provided by
          financing activities         229      556      258      655
                                   ----------------- -------- --------

Effect of foreign exchange rate
 changes on cash                       648     (559)     804     (750)
                                   ----------------- -------- --------

Cash and cash equivalents
  Net (decrease) increase           (1,718)     548   (3,883)   2,217
  Beginning of period               15,641   20,491   17,806   18,822
                                   ----------------- -------- --------
  End of period                    $13,923  $21,039  $13,923  $21,039
                                   ================= ======== ========

Short-term investments             $15,225   $6,125  $15,225   $6,125
Restricted cash                        134      578      134      578
                                   ----------------- -------- --------
Total cash, cash equivalents short-
 term investments and restricted
 cash                              $29,282  $27,742  $29,282  $27,742
                                   ================= ======== ========

Supplemental Disclosure of Non-Cash
 Investing Activity

Retirement of fixed assets - cost   $8,766       $-  $10,728       $-
Retirement of fixed assets -
 accumulated depreciation           (8,716)       -  (10,659)       -
                                   -------- -------- -------- --------
Net retirements of fixed assets        $50       $-      $69       $-
                                   ======== ======== ======== ========



Quovadx, Inc.
Selected Financial Information by Division
(in thousands)
(Unaudited)

Integration Solutions
 Division (ISD)                         Three Months Ended
                            ------------------------------------------
                             June   March   December September  June
                              30,     31,     31,       30,      30,
                              2006    2006    2005     2005      2005
                            ------- ------- -------- --------- -------
Revenue:
   Software license         $1,866  $1,985   $3,194    $2,148  $1,641
   Professional services     1,003   1,163    1,301     1,384   1,511
   Recurring services        6,171   6,649    6,316     5,943   6,029
                            ------------------------------------------
     Total revenue           9,040   9,797   10,811     9,475   9,181

Gross profit                 3,677   3,818    4,800     3,053   3,289
Gross margin %                  41%     39%      44%       32%     36%

                            ------------------------------------------
Income from operations (1)    $424    $378   $2,210      $338    $344
                            ==========================================

Depreciation and
 amortization                1,308   1,252    1,182     1,259   1,472
                            ------------------------------------------
EBITDA                      $1,732  $1,630   $3,392    $1,597  $1,816
                            ==========================================

Capitalized Software
 Additions                    $440    $331     $617      $239    $183
                            ==========================================

CareScience Division

Revenue:
   Software license         $1,625  $1,498   $1,426    $1,302  $1,317
   Professional services     1,518   1,626    1,581     1,403   1,593
   Recurring services          809     877      939       877     974
                            ------------------------------------------
     Total revenue           3,952   4,001    3,946     3,582   3,884

Gross profit                 1,722   2,099    1,618     1,402   1,601
Gross margin %                  44%     52%      41%       39%     41%

                            ------------------------------------------
Income (loss) from
 operations (1)              $(131)   $579    $(158)     $(38)   $218
                            ==========================================

Depreciation and
 amortization                  438     451      463       477     496
                            ------------------------------------------
EBITDA                        $307  $1,030     $305      $439    $714
                            ==========================================

Capitalized Software
 Additions                    $224    $149       $-        $-      $-
                            ==========================================

Rogue Wave Software
 Division

Revenue:
   Software license         $4,531  $3,545   $3,704    $3,944  $4,131
   Professional services       194     156      237       218     343
   Recurring services        2,992   2,878    2,944     2,967   2,960
                            ------------------------------------------
     Total revenue           7,717   6,579    6,885     7,129   7,434

Gross profit                 6,743   5,705    6,116     6,310   6,597
Gross margin %                  87%     87%      89%       89%     89%

                            ------------------------------------------
Income from operations (1)  $2,506  $2,239   $2,009    $2,631  $2,558
                            ==========================================

Depreciation and
 amortization                1,003     924      916       928     933
                            ------------------------------------------
EBITDA                      $3,509  $3,163   $2,925    $3,559  $3,491
                            ==========================================

Capitalized Software
 Additions                    $460    $605     $353        $-      $-
                            ==========================================

(1) Does not include allocation of corporate overhead



Quovadx, Inc.
EBITDA Reconciliation
(in thousands)
(Unaudited)


Total Company                       Three Months     Six Months Ended
                                    Ended June 30,        June 30,
                                  -----------------  -----------------
                                    2006     2005     2006     2005
                                  --------- -------  -------- --------
GAAP net loss                      $(1,310)   $(90)  $(9,076) $(1,599)
Interest income                       (230)   (199)     (622)    (204)
Depreciation & amortization          2,934   3,033     5,683    5,944
Income taxes                           137      80       195      153
                                  --------- -------  -------- --------
EBITDA                              $1,531  $2,824   $(3,820)  $4,294
                                  ========= =======  ======== ========


Integration Solutions Division      Three Months     Six Months Ended
 (ISD)                              Ended June 30,        June 30,
                                  -----------------  -----------------
                                    2006     2005     2006     2005
                                  --------- -------  -------- --------
Net income from operations   $424    $344      $804     $971
Depreciation & amortization          1,308   1,472     2,559    2,816
                                  --------- -------  -------- --------
EBITDA                              $1,732  $1,816    $3,363   $3,787
                                  ========= =======  ======== ========


CareScience Division                Three Months     Six Months Ended
                                    Ended June 30,        June 30,
                                  -----------------  -----------------
                                    2006     2005     2006     2005
                                  --------- -------  -------- --------
Net (loss)/income from operations    $(131)   $218      $448     $168
Depreciation & amortization            438     496       888    1,005
                                  --------- -------  -------- --------
EBITDA                                $307    $714    $1,336   $1,173
                                  ========= =======  ======== ========


Rogue Wave Software Division        Three Months     Six Months Ended
                                    Ended June 30,        June 30,
                                  -----------------  -----------------
                                    2006     2005     2006     2005
                                  --------- -------  -------- --------
Net income from operations          $2,506  $2,558    $4,745   $4,763
Depreciation & amortization          1,003     933     1,926    1,891
                                  --------- -------  -------- --------
EBITDA                              $3,509  $3,491    $6,671   $6,654
                                  ========= =======  ======== ========



    CONTACT: Quovadx, Inc.
             Investor Contact:
             Rebecca Winning, 720-554-1346
             rebecca.winning@quovadx.com
             or
             Media Contact:
             Andrea Lashnits, 720-554-1246
             andrea.lashnits@quovadx.com